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As filed with the Securities and Exchange Commission on May 1, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCESS ANYTIME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-0444597 (I.R.S. Employer Identification No.)

5210 Eubank Blvd.
Albuquerque, New Mexico 87111
(Address of principal executive offices, including zip code)

RESTATED AND AMENDED
ACCESS ANYTIME BANCORP, INC.
1997 STOCK AND INCENTIVE PLAN
(Full title of the plan)

N.R. Corzine
Chairman and Chief Executive Officer
Access Anytime Bancorp, Inc.
5210 Eubank Blvd.
Albuquerque, New Mexico 87111
(505) 299-0900
(Name, address and telephone number, including area code, of agent for service)

The commission is requested to mail signed copies of all orders, notices and communications to:

C. L. Moore
Keleher & McLeod, P.A.
414 Silver Avenue, S. W.
Albuquerque, New Mexico 87103

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $.01 par value	100,000 shares	$9.43	$943,000	$76.29

(1)
Represents an additional 100,000 shares of common stock issuable pursuant to the Restated and Amended Access Anytime Bancorp, Inc. 1997 Stock and Incentive Plan. 180,000 shares of common stock issuable under the plan were originally registered pursuant to Access Anytime Bancorp, Inc.'s Registration Statement on Form S-8, File No. 333-28217, on June 2, 1997.

(2)
For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the "proposed maximum offering price per unit" and the "proposed maximum aggregate offering price" are based upon the average of the bid and asked price of the Common Stock as quoted on the NASDAQ Small Cap Market on April 28, 2003.

Incorporation of Previous Registration Statement

        The contents of the Registration Statement on Form S-8 filed by Access Anytime Bancorp, Inc. under File No. 333-28217 on June 2, 1997 are incorporated by reference into this Registration Statement.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees participating in the Restated and Amended Access Anytime Bancorp, Inc. 1997 Stock and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Commission by Access Anytime Bancorp, Inc. (the "Company") are hereby incorporated by reference in this registration statement:

        1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

        2. The Company's Registration Statement on Form 8-A filed with the Commission on October 18, 1996, under SEC File No. 000-28894 which includes the description of the common stock of Access Anytime Bancorp, Inc., $0.01 par value per share, and the amendments to that description set forth in the Company's proxy statement filed April 17, 1997, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.	DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
See Item 6 of Registration Statement on Form S-8 filed on June 2, 1997 under File No. 333-28217.
ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8.	EXHIBITS.
See Exhibit Index.
ITEM 9.	UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 1, 2003.

ACCESS ANYTIME BANCORP, INC.
By:	/s/ NORMAN R. CORZINE Norman R. Corzine Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Norman R. Corzine, Kenneth J. Huey, Jr. and Don K. Padgett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their capacities and on the dates indicated.

Name	Capacity	Date

/s/ NORMAN R. CORZINE Norman R. Corzine	Chairman and Chief Executive Officer; Director (Principal Executive Officer)	May 1, 2003
/s/ KENNETH J. HUEY, JR. Kenneth J. Huey, Jr.	Chief Financial Officer and Chief Administrative Officer; Director (Principal Financial Officer; Principal Accounting Officer)	May 1, 2003
/s/ DON K. PADGETT Don K. Padgett	President and Chief Lending Officer; Director	May 1, 2003
/s/ CHARLES H. GUTHALS Charles H. Guthals	Director	May 1, 2003
/s/ RICHARD H. HARDING Richard H. Harding	Director	May 1, 2003
/s/ CORNELIUS HIGGINS, PH.D. Cornelius Higgins, Ph.D.	Director	May 1, 2003
/s/ ROBERT CHAD LYDICK Robert Chad Lydick	Director	May 1, 2003
/s/ THOMAS W. MARTIN, III Thomas W. Martin, III	Director	May 1, 2003
/s/ ALLAN M. MOORHEAD Allan M. Moorhead	Director	May 1, 2003
/s/ DAVID OTTENSMEYER, M.D. David Ottensmeyer, M.D.	Director	May 1, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Amendment of Certificate of Incorporation and Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, SEC File No. 0-28894).
4.2	Bylaws of the Company as amended through March 28, 1997 (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8, filed June 2, 1997, SEC File No. 333-28215).
4.3	Restated and Amended Access Anytime Bancorp, Inc. 1997 Stock Option and Incentive Plan.
23.1	Consent of Independent Accountants.
23.2	Consent of Independent Accountants
24	Power of Attorney (See signatures page in Part II).

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the additional registered securities will be treasury shares, rather than original issuance securities. If that situation should change, an appropriate opinion of counsel will be filed.

QuickLinks

Incorporation of Previous Registration Statement
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX